Q1 ‘21 Earnings Results (NYSE: STAR)

Statements in this presentation which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020. In assessing all forward-looking statements herein, readers are urged to read carefully all cautionary statements in our Form 10-K. Factors that could cause actual results to differ materially from iStar’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the effect of the COVID-19 pandemic on our business and growth prospects, the performance of SAFE, the Company’s ability to grow its ground lease business directly and through SAFE, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions and asset impairments, the market demand for legacy assets the Company seeks to sell and the pricing and timing of such sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, the Company’s ability to generate income and gains from its portfolio and other risks detailed in “Risk Factors” in our 2020 Annual Report on Form 10-K, and any updates thereto made in our subsequent fillings with the SEC. Important Note re COVID-19: Readers of this presentation are cautioned that, due to the uncertainty created by the COVID-19 pandemic, our results for the first quarter may not be indicative of our future results. Readers are urged to read our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 when it is filed with the SEC for a more fulsome discussion of our first quarter results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections included therein. Note: Please refer to the “Glossary” section in the Appendix for a list of defined terms and metrics. Forward-Looking Statements and Other Matters 1 Investor Relations Contact Jason Fooks Senior Vice President 212.930.9400 investors@istar.com

I. Q1 ‘21 Highlights 2

Highlights 3 (1) Market value of iStar’s investment in Safehold is $2,441m, calculated as iStar’s ownership of 34.8m shares of SAFE at the March 31, 2021 closing stock price of $70.10. Unrealized gain is calculated as the difference between the $2,441m market value and the $983m Gross Book Value of iStar’s investment in Safehold. (2) Calculated using market value of iStar’s ownership of SAFE of 34.8m shares at the March 31, 2021 closing stock price of $70.10. $4.8b Unencumbered Assets (2) 4.1 Years W.A. Debt Maturity $56m Legacy Asset Sales Proceeds 6% Net Reduction of Legacy Asset Portfolio $2.4b Market Value of iStar’s Investment in Safehold (1) $1.5b Unrealized Gain (1) Scale Safehold Strengthen Balance Sheet Simplify Business

$2.1b Market Value (1) $2.4b Market Value (1) $853m Gross Book Value $983m Gross Book Value Q1 '20 Q1 '21 Safehold Highlights 4 $0.3b Increase (1) Q1 ‘21 market value of iStar’s investment in Safehold is $2,441m calculated as iStar’s ownership of 34.8m shares of SAFE at the March 31, 2021 closing stock price of $70.10. Q1 ‘20 market value of iStar’s investment in Safehold is $2,111m, calculated as iStar’s ownership of 33.4m shares of SAFE at the March 31, 2020 closing stock price of $63.23. $1.5b Unrealized Gain Investment in Safehold $166m Q1 ‘21 New Investment Activity $1.0b New Unsecured Credit Facility 5.3% Q1 ‘21 New Investment Effective Yield $770m Cash & Credit Facility Availability $1.3b Unrealized Gain

GBV Land & Development $288m Operating Properties $193m Legacy Asset Progress Short-Term AssetsLong-Term Assets 11% net reduction to short-term portfolio since Q4 ‘20 5 4% net reduction to long-term portfolio since Q4 ‘20 $56m Legacy asset sales proceeds 6% Net reduction of legacy asset portfolio since Q4 ‘20 Count: 19 Assets Avg. GBV: $10m GBV Land & Development $141m Operating Properties $57m Asbury Park $272m 57% Magnolia Green $112m 23% Grand Vista $98m 20% $482m Gross Book Value $199m Gross Book Value

Investment Activity 6 $12m STAR Share Repurchases $88m Loan, Net Lease, Other Fundings $105m $5m Legacy CapEx

SAFE $2,441m 39% Net Lease $2,272m 36% RE Finance $539m 9% Land & Development $430m 7% Operating Properties $307m 5% Cash $194m 3% Strategic Investments $83m 1% Business Line(1) $6.3b Diversified Portfolio Note: Figures based on Gross Book Value of the Company’s total investment portfolio and includes 100% of the assets of iStar’s consolidated joint ventures and the carrying value of iStar’s investment in non-consolidated joint ventures and affiliates. (1) SAFE market value is calculated as iStar’s ownership of 34.8m shares of SAFE at the March 31, 2021 closing stock price of $70.10. 7 Ground Leases $2,441m 39% Office $990m 16% Entertainment / Leisure $985m 16% Industrial $465m 7% Land $335m 5% Condo $252m 4% Hotel $224m 4% Cash $194m 3% Multifamily $188m 3% Retail $160m 3% Other $32m <1% Property Type(1) Northeast $2,099m 34% West $1,032m 16% Mid Atlantic $949m 15% Southwest $621m 10% Central $607m 10% Southeast $579m 9% Cash $194m 3% Various $185m 3% Geographic Region(1)

Earnings Results 8 Q1 ‘21 Q1 ‘20 Y/Y ∆ Net Income (Loss) (Allocable to Common Shareholders) ($0.4m) ($21.5m) +$21.1m W.A. Shares (Diluted) 73.9m 77.4m EPS (Loss) (Diluted) ($0.01) ($0.28) +$0.27 Adj. Earnings (Loss) (Allocable to Common Shareholders) $22.7m $10.7m +$12.0m W.A. Shares (Diluted) 77.0m 77.7m AEPS (Loss) (Diluted) $0.30 $0.14 +$0.16 Note: Please refer to the “Adjusted Earnings Reconciliation” section of the Appendix for more information with regard to the calculation of this metric.

$29.15 $31.31 $12.82 $12.21 Q1 '20 Q1 '21 $25.18 $26.63 $8.61 $7.18 Q1 '20 Q1 '21 Equity Value per Share Adj. Common Equity per Share(1) (Gross of Depreciation, Amortization and CECL Allowance) Common Equity per Share(1) (Net of Depreciation, Amortization and CECL Allowance) (w/ SAFE MTM) (2) Note: Q1 ‘21 SAFE mark-to-market value of iStar’s investment in Safehold is $2,441m, calculated as iStar’s ownership of 34.8m shares of SAFE at the March 31, 2021 closing stock price of $70.10. Q1 ‘20 SAFE mark-to-market value of iStar’s investment in Safehold is $2,111m calculated as iStar’s ownership of 33.4m shares of SAFE at the March 31, 2020 closing stock price of $63.23. (1) Presented diluted for the 2022 3.125% convertible notes which were “in the money” on March 31, 2021 based on the conversion ratio of 70.716 shares per $1,000 of principal, which represents a strike price of $14.14 per share. (2) A portion of the profits realized on iStar’s investment portfolio, including its investment in SAFE, is allocable to iPip, iStar’s shareholder-approved long-term incentive plan. Additional information on iStar’s iPip can be found in the 2020 Annual Report on Form 10-K and its 2020 Proxy Statement, both of which are available on our website. 9 (w/ SAFE MTM) (2) (w/ SAFE MTM) (2) (w/ SAFE MTM) (2)

II. Portfolio Overview 10

Safehold (NYSE: SAFE) 11 Note: $ in millions. Graphs of SAFE’s underlying portfolio are presented in Gross Book Value totaling $3,292m and exclude $103m of forward commitments. Please refer to the SAFE Earnings Presentation dated April 22, 2021, available on SAFE’s website for a Glossary of defined terms. (1) iStar’s discretionary voting in SAFE is capped at 41.9% and will vote remaining shares with respect to any matter in the same proportions as SAFE’s non-iStar shareholders.  iStar’s investment in SAFE — 34.8m shares (65.4% of shares outstanding) (1) — Gross Book Value of $983m or $28.22 per share — Market value of SAFE shares owned by iStar is $2.4b based on closing price of $70.10 per share on March 31, 2021 Q1 ‘21 Revenue $43.5m Net Income $16.9m EPS $0.32 SAFE Earnings >60 yrs 89% <20 yrs 7% 20-60 yrs 4% Lease Term Remaining (w/ Extensions) Office $1,824m 55% Multifamily $864m 26% Hotel $584m 18% Other $20m 1% Property Type Northeast $1,354m 40% West $720m 22% Mid Atlantic $590m 18% Southeast $286m 9% Southwest $260m 8% Central $83m 3% Geographic Region

Note: $ in millions. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. Net Lease Consolidated Assets 12 Wholly-Owned (100% Ownership) Net Lease Venture I (51.9% Ownership) Total Consolidated Gross Book Value $1,273m $908m $2,181m Occupancy 99.0% 100.0% 99.3% Square Feet (000s) 9,875 5,749 15,624 W.A. Remaining Lease Term 15.2 yrs 16.1 yrs 15.6 yrs W.A. Yield 7.6% 8.2% 7.8% < 1 year 2% 1-5 years 14% 5-10 years 9% > 10 years 75% W.A. Remaining Lease Term Northeast $526m 24% Central $405m 19% Mid Atlantic $370m 17% Southwest $329m 15%Southeast $280m 13% West $263m 12% Various $8m 0% Geographic Region Entertainment / Leisure $969m 44% Office $928m 42% Industrial $211m 10% Retail $57m 3% Residential $16m 1% Property Type

Note: $ in millions. Table and pie charts presented at the venture level. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. Net Lease Venture II 13 Net Lease Venture II (51.9% Ownership) Gross Book Value $323m Occupancy 100.0% Square Feet (000s) 3,302 W.A. Remaining Lease Term 12.7 yrs W.A. Yield 8.9% Net Lease Venture II is unconsolidated and 51.9% owned by iStar. Presented here at the venture level. Industrial $285m 88% Office $38m 12% Property Type Southeast $170m 53% Mid Atlantic $84m 26% West $69m 21% Geographic Region 1-5 years 40% 5-10 years 10% > 10 years 50% W.A. Remaining Lease Term

Top Net Lease Assets

Top 10 net lease assets, which represent a total of $1.7b of Gross Book Value, or 67% of the aggregate $2.5b of Gross Book Value of the combined wholly-owned, NLJV I and NLJV II portfolios

Tenant (Sorted by GBV)	Property Type	Location	Portfolio	Inv. Grade	Lease Term Remaining	Annualized Base Rent	Contractual Rent Escalator
Bowlero (2 Master Leases)	Entertainment	149 Locations	Wholly-Owned		26.2 yrs	$32.6m[1]	Fixed Bumps
Bowlero (Master Lease)	Entertainment	58 Locations	NLJV I		23.5 yrs	$18.4m	Fixed Bumps
McCormick & Co.	Office	Cockeysville, MD	NLJV I	*	13.1 yrs	$11.2m	Fixed Bumps
Cox Automotive	Office	North Hills, NY	NLJV I	*	13.3 yrs	$8.2m	Fixed Bumps w/ CPI Adjustments
Indeed	Office	Austin, TX	Wholly-Owned	*	12.8 yrs	$10.6m	Fixed Bumps
AMC Theaters (Master Lease)	Entertainment	4 Locations	Wholly-Owned		13.8 yrs	$8.1m	Fixed Bumps + % Rent
Leading Financial Services Company	Office	Jersey City, NJ	Wholly-Owned	*	11.8 yrs	$9.6m	Fixed Bumps
AT&T	Office	Oakton, VA	NLJV I	*	4.7 yrs	$7.2m	Fixed Bumps
NYSE-Listed Transportation Services Company	Industrial	2 Locations	NLJV II		24.6 yrs	$7.3m	Fixed Bumps
Bellisio Foods	Industrial	Jackson, OH	NLJV I		24.6 yrs	$6.3m	Capped CPI Adjustments
Total/W.A.					19.2 yrs	$119.7m	

Note: Sorted by Gross Book Value, based on the value of the asset assuming 100% ownership. Annualized Base Rent (ABR) represents annualized cash rent assuming 100% ownership. iStar's equity interest in each of NLJV I and II is 51.9%.

(1) Bowlero's annualized base rent (ABR) represents the contractual annualized base rent under the terms of the current lease. iStar reached an agreement with Bowlero to defer a total of $23 million of rent owed during the period from October 2020 to June 2021, of which $7.6m of rent was deferred in Q1 '21. The deferred rent will accrue with interest to be repaid over two years commencing January 1, 2023. The ABR is presented as the next twelve-month rent following the deferral period.

iStar 14

Floating 66% Fixed 34% Rate Type (3) Real Estate Finance Note: $ in millions. Excludes loan receivable included in other lending investments and CECL allowances. Please refer to the “Glossary” section of the Appendix for additional details regarding definitions and calculations. (1) Includes $24m of other lending investments in first mortgages / senior debt and $92m of other lending investments in mezzanine / subordinated debt. (2) Includes $45m pro rata share of loans held within a joint venture. (3) Excludes nonperforming loans. 15 Loans ($) W.A. W.A. Yield W.A. MaturityLast $ LTV (yrs) First mortgages / Senior debt(1)(2) $339m 62% 7.3% 2.2 Mezzanine / Subordinated debt(1) 144m 87% 8.0% 4.5 Total Performing Loans $483m 69% 7.5% 2.9 NPL 56m Total Real Estate Finance $539m Hotel $141m 26% Condo $138m 26% Multifamily $113m 21% Retail $59m 11% Office $52m 10% Other $24m 4% Land $12m 2% Property Type Northeast $221m 41% West $132m 25% Various $92m 17% Central $65m 12% Southeast $29m 5% Geographic Region

III. Capital Structure 16

Credit Metrics 17 Note: Figures are presented using the SAFE mark-to-market value of iStar’s investment in Safehold. Q1 ‘21 market value is $2,441m, calculated as iStar’s ownership of 34.8m shares of SAFE at the March 31, 2021 closing stock price of $70.10. (1) Leverage is calculated using debt, net of cash, and adjusted total equity presented gross of non-controlling interests, or “NCI”. Please refer to the “Capital Structure Overview” section of the presentation for more information. (2) Includes only iStar’s share of NLJV I debt. Unencumbered Asset Base Unsecured Debt / Total Debt(2)UA / UD Leverage (1) $4.8b 2.3x 1.2x 1.6x 1.1x 68%

Capital Structure Overview Note: Please refer to the “Adjusted Common Equity Reconciliation” section of the Appendix for more information. (1) SAFE mark-to-market calculations based on the March 31, 2021 closing stock price of $70.10 with respect to 34.8m shares held by iStar. (2) Corporate leverage is the ratio of total debt less cash and cash equivalents divided by Adjusted Total Equity, gross of NCI. (3) Includes accumulated depreciation, amortization, CECL allowance, and iStar’s proportionate share of accumulated depreciation and amortization relating to equity method investments. (4) Includes $37m of the proportionate share of accumulated depreciation and amortization relating to noncontrolling interests. (5) Represents liquidation preference of preferred equity. (6) Presented diluted for the 2022 3.125% convertible notes which were “in the money” on March 31, 2021 based on their current conversion ratio of 70.716 shares per $1,000 of principal, which represents a strike price of $14.14 per share. (7) Includes $483m of consolidated, asset-specific non-recourse mortgage debt of NLJV I. (8) Debt is presented net of fees and discounts. Preferred Equity - $305m(5) Adjusted Total Equity $1.5b Total Debt $3.3b(8) Noncontrolling Interest - $235m(4) Adjusted Common Equity $932m Secured Debt $1.2b (7) 18 Common Equity $548m Acc. D&A/CECL Allow. - $384m(3) Credit Metrics 3/31/21 SAFE MTM (1) Cash $194m $194m Debt, net of cash $3,097m $3,097m Total Equity, gross of NCI $1,051m $2,536m Adj. Total Equity, gross of NCI $1,472m $2,930m Leverage(2) 2.1x 1.1x Shares Shares Outstanding (6) 76.3m 76.3m Common Equity $548m $2,033m Common Equity per Share $7.18 $26.63 Adj. Common Equity $932m $2,390m Adj. Common Equity per Share $12.21 $31.31 Liquidity Cash $194m Revolving Credit Facility Availability $350m Total Liquidity $544m Senior Unsecured Debt $2.1b As of 3/31/21

$775m $550m $400m $100m $492m $288m Unsecured Debt Secured Term Loan Convertible Notes Revolver Debt Profile 2022 (1) Sep. $288m 3.125% 2023 Jun. $492m L + 275 2024 Oct. $775m 4.75% 2025 Aug. $550m 4.25% 2026 Feb. $400m 5.50% 2035 Oct. $100m L + 150 Non-Recourse Mortgage Financings (2) Various / W.A. $714m 4.44% Total / W.A. (3) $3,318m 4.18% Corporate Debt Maturity Profile Note: $ in millions. Excludes extension options and revolving credit facility which was undrawn as of March 31, 2021. (1) The 2022 3.125% convertible notes were “in the money” on March 31, 2021 with a conversion price of $14.14 per share and a conversion of 70.716 shares per $1,000 of principal. (2) Represents individual non-recourse mortgages on net lease assets, including consolidated mortgage debt on assets held by NLJV I. (3) Rates presented after giving effect to interest rate hedges. 19 No corporate debt maturities 17 months with no corporate debt maturities 4.1 years w.a. debt maturity

IV. Appendix 20

Consolidated Statements of Operations Note: $ in thousands. 21 Three Months Ended March 31, 2021 2020 Revenues Operating lease income $47,444 $47,346 Interest income 10,650 17,216 Interest Income from sales-type leases 8,627 8,355 Other income 14,290 20,368 Land development revenue 32,249 80,176 Total revenues $113,260 $173,461 Cost and Expenses Interest expense $39,563 $43,392 Real estate expense 16,894 22,498 Land development cost of sales 29,323 77,059 Depreciation and amortization 15,455 14,486 General and administrative 15,931 18,001 General and administrative – stock-based compensation 5,508 16,270 (Recovery of) provision for loan losses (3,794) 4,003 (Recovery of) provision for losses on net investment in leases (1,601) 1,292 Impairment of assets 1,785 1,708 Other expense 253 74 Total costs and expenses $119,317 $198,783 Income from sales of real estate 612 - Income (loss) from operations before earnings from equity method investments and other items ($5,445) ($25,322) Earnings from equity method investments 12,769 16,612 Income tax (expense) benefit 665 (60) Loss on early extinguishment of debt - (4,115) Net income (loss) $7,989 ($12,885) Net (income) loss attributable to noncontrolling interests (2,520) (2,691) Net income (loss) attributable to iStar $5,469 ($15,576) Preferred dividends (5,874) (5,874) Net loss allocable to common shareholders ($405) ($21,450)

Earnings per Share Note: In thousands, except per share data. (1) Allocable to common shareholders after the effect of preferred dividends, non-controlling interests and income from sales of real estate. 22 Three Months Ended March 31, Earnings Information for Common Shares 2021 2020 Net income (loss)(1) Basic ($0.01) ($0.28) Diluted ($0.01) ($0.28) Adjusted earnings (loss) Basic $0.31 $0.14 Diluted $0.30 $0.14 Weighted average shares outstanding Basic 73,901 77,444 Diluted (for net income) 73,901 77,444 Diluted (for adjusted earnings) 76,990 77,651 Common shares outstanding at the end of period (basic) 73,440 77,059

Adjusted Earnings Reconciliation Note: $ in thousands. In 2019, we announced a new business strategy that would focus our management personnel and our investment resources primarily on scaling our Ground Lease platform. As part of this strategy, we accelerated the monetization of legacy assets, reducing our legacy portfolio to approximately 15% of our overall portfolio as of March 31, 2021, and deployed a substantial portion of the proceeds into additional investments in SAFE and new loan and net lease originations relating to the Ground Lease business. Effective for the first quarter 2020, management determined that a modified non-GAAP earnings metric, designated "adjusted earnings," is the metric it uses to assess our execution of this strategy and the performance of our operations. Adjusted earnings reflects impairment charges and loan provisions in the same period in which they are recognized in net income (loss) prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), rather than in a later period when the asset is sold. We believe this change is appropriate as legacy asset sales have become less central to our business, even though sales may be material to particular periods when they occur. Adjusted earnings is used internally as a supplemental performance measure adjusting for certain items to give management a view of income more directly derived from operating activities in the period in which they occur. Adjusted earnings is calculated as net income (loss) allocable to common shareholders, prior to the effect of depreciation and amortization, including our proportionate share of depreciation and amortization from equity method investments and excluding depreciation and amortization allocable to noncontrolling interests, stock-based compensation expense, the non-cash portion of loss on early extinguishment of debt and the liquidation preference recorded as a premium above book value on the redemption of preferred stock ("Adjusted Earnings"). All prior periods have been calculated in accordance with this definition Adjusted Earnings should be examined in conjunction with net income (loss) as shown in our consolidated statements of operations. Adjusted Earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Earnings indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Earnings is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance. It should be noted that our manner of calculating Adjusted Earnings may differ from the calculations of similarly-titled measures by other companies. 23 Three Months Ended March 31, 2021 2020 Net income (loss) allocable to common shareholders ($405) ($21,450) Add: Depreciation and amortization 17,629 15,056 Add: Stock-based compensation expense 5,508 16,270 Add: Non-cash loss on early extinguishment of debt & preferred stock - 799 Adjusted earnings allocable to common shareholders $22,732 $10,675

Consolidated Balance Sheets Note: $ in thousands. 24 As of As of March 31, 2021 December 31, 2020 Assets Real Estate Real estate, at cost $1,753,378 $1,752,053 Less: accumulated depreciation (278,985) (267,772) Real estate, net 1,474,393 1,484,281 Real estate available and held for sale 2,600 5,212 Total real estate 1,476,993 1,489,493 Net investment in leases 431,126 429,101 Land and development, net 406,781 430,663 Loans receivable and other lending investments, net 533,716 732,330 Loan receivable held for sale 16,086 - Other investments 1,237,295 1,176,560 Cash and cash equivalents 193,852 98,633 Accrued interest and operating lease income receivable, net 8,686 10,061 Deferred operating lease income receivable, net 60,812 58,128 Deferred expenses and other assets, net 428,244 436,839 Total Assets $4,793,591 $4,861,808 Liabilities and Equity Accounts payable, accrued expenses, and other liabilities $451,010 $467,922 Liabilities associated with properties held for sale 231 27 Loan participations payable, net - 42,501 Debt obligations, net 3,291,343 3,286,975 Total Liabilities $3,742,584 $3,797,425 Total iStar shareholders’ equity $853,326 $870,969 Noncontrolling interests 197,681 193,414 Total Equity $1,051,007 $1,064,383 Total Liabilities and Equity $4,793,591 $4,861,808

Adjusted Common Equity Reconciliation Note: Amounts in thousands, except for per share data. Q1 ‘21 SAFE mark-to-market value of iStar’s investment in Safehold is $2,441m, calculated as iStar’s ownership of 34.8m shares of SAFE at the March 31, 2021 closing stock price of $70.10. Q1 ‘20 SAFE mark-to-market value of iStar’s investment in Safehold is $2,111m calculated as iStar’s ownership of 33.4m shares of SAFE at the March 31, 2020 closing stock price of $63.23. We use adjusted common equity, a non-GAAP financial measure, as a supplemental measure to give management a view of equity allocable to common shareholders prior to the impact of certain non-cash GAAP measures. Management believes that adjusted common equity provides a useful measure for investors to consider in addition to total shareholders equity because cumulative effect of depreciation and amortization expenses and CECL allowances calculated under GAAP may not necessarily reflect an actual reduction in the value of the Company’s assets. Adjusted common equity should be examined in conjunction with total shareholders’ equity as shown on the Company’s consolidated balance sheet. Adjusted common equity should not be considered an alternative to total shareholders’ equity (determined in accordance with GAAP), nor is adjusted common equity indicative of funds available for distribution to shareholders. It should be noted that our manner of calculating adjusted common equity may differ from the calculations of similarly-titled measures by other companies. (1) Net of amounts allocable to non-controlling interests and includes accumulated depreciation and amortization associated with real estate available and held for sale. (2) Presented diluted for the 2022 3.125% convertible notes which were “in the money” on March 31, 2021 based on their current conversion ratio of 70.716 shares per $1,000 of principal, which represents a strike price of $14.14 per share. 25 As of March 31, 2021 As of March 31, 2020 Total shareholders' equity $853,326 $968,118 Less: Liquidation preference of preferred stock (305,000) (305,000) Common shareholders equity $548,326 $663,118 Add: Accumulated depreciation and amortization(1) 309,139 267,523 Add: Proportionate share of depreciation and amortization within equity method investments 55,753 32,708 Add: CECL allowance 19,007 24,610 Adjusted common equity $932,226 $987,959 Common shares outstanding – basic 73,440 77,059 Common shares outstanding – convertible dilution (2) 76,334 77,059 Common equity per share with convertible dilution $7.18 $8.61 Common equity per share with SAFE MTM and convertible dilution $26.63 $25.18 Adjusted common equity per share with convertible dilution $12.21 $12.82 Adjusted common equity per share with SAFE MTM and convertible dilution $31.31 $29.15

Q1 '21 Gross Book Value Reconciliation

	Real Estate Finance	Net Lease	Operating Properties	Land & Development	Corporate / Other	Total
Real estate, net	-	$1,283	$191	-	-	$1,474
Real estate available and held for sale	-	-	3	-	-	3
Net investment in leases	-	431	-	-	-	431
Land and development, net	-	-	-	407	-	407
Loans receivable and other lending investments, net	487	46	-	-	-	534
Loan receivable held for sale	-	16	-	-	-	16
Real estate-related intangibles, net	-	104	3	-	-	106
Other investments	45	1,040	57	12	83	1,237
Net Book Value	**$532**	**$2,921**	**$254**	**$419**	**$83**	**$4,208**
Add: Accumulated depreciation and CECL allowance	7	271	19	11	-	307
Add: Accumulated amortization related to intangibles	-	30	13	-	-	42
Add: Proportionate share of joint venture accumulated depreciation and amortization	-	34	22	-	-	56
Gross Book Value	**$539**	**$3,255**	**$307**	**$430**	**$83**	**$4,614**
Add: Cash	-	-	-	-	194	194
Add: SAFE MTM[1]	-	1,458	-	-	-	1,458
Portfolio Gross Book Value	**$539**	**$4,713**	**$307**	**$430**	**$277**	**$6,266**

iStar

Note: $ in millions. Figures in this table may not foot due to rounding.
(1) Market value of iStar's investment in Safehold is $2,441m, calculated as iStar's ownership of 34.8m shares of SAFE at the March 31, 2021 closing stock price of $70.10. Unrealized gain is calculated as the difference between the $2,441m market value and the $983m Gross Book Value of iStar's investment in Safehold.

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Glossary Annualized Base Rent (ABR) Contractual cash base rent for the current quarter, annualized. Funding / Capex (Net Lease, Operating Properties, Land & Development) Acquisition price, capitalized acquisition costs, capital expenditures, contributions to equity method investments, capitalized payroll and capitalized interest. Funding / Capex (Real Estate Finance) Cash funded on loans, plus deferred interest capitalized to the loan balance, exclusive of original issued discount, origination and arrangement fees held back at origination. Gross Book Value (Net Lease, Operating Properties, Land & Development) Basis assigned to physical real estate property (land & building), net of any impairments taken after acquisition date and net of basis reductions associated with unit / parcel sales, plus our basis in equity method investments, plus lease related intangibles, capitalized leasing costs and excluding accumulated depreciation and amortization, and for equity method investments, excluding the effect of our share of accumulated depreciation and amortization. Gross Book Value (Real Estate Finance) Principal funded including any deferred capitalized interest receivable, plus protective advances, exit fee receivables and any unamortized origination / modification costs, plus our basis in equity method investments, less purchase discounts and specific reserves. This amount is not reduced for CECL allowances. Net Book Value (Net Lease, Operating Properties, Land & Development) Gross Book Value net of accumulated depreciation and amortization. Net Book Value (Real Estate Finance) Gross Book Value for Real Estate Finance less CECL allowances. Proceeds (Net Lease, Operating Properties, Land & Development) Includes sales price for assets sold, less selling costs, less seller financing plus return of capital and distributed proceeds arising from sales within our equity method investments. Proceeds (Real Estate Finance) Collection of principal, deferred and capitalized interest, exit fees, origination fees previously netted against principal at inception, or original issue discount. Includes proceeds from sales of securities. Yield (Net Lease) Calculated as GAAP operating lease income less operating expenses for the quarter, annualized, divided by the average Gross Book Value during the quarter. Yield (Real Estate Finance) Interest income, for the quarter, annualized, divided by the average Gross Book Value of Real Estate Finance. 27 Disclaimer: Set forth in the Glossary are the current definitions of certain items that we use in this presentation. This Glossary is intended to facilitate a reader’s understanding of this presentation. There can be no assurance that we will not modify these terms in future presentations as we deem necessary or appropriate.